Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 590 to the Registration Statement on Form N–1A of Fidelity Salem Street Trust: Fidelity Total International Index Fund and Fidelity SAI International Value Index Fund of our reports dated December 12, 2024; Fidelity SAI U.S. Low Volatility Index Fund, Fidelity SAI International Low Volatility Index Fund, Fidelity SAI Emerging Markets Index Fund, Fidelity SAI Emerging Markets Low Volatility Index Fund, Fidelity SAI International Momentum Index Fund, and Fidelity SAI International Quality Index Fund of our reports dated December 13, 2024; Fidelity U.S. Sustainability Index Fund and Fidelity SAI Emerging Markets Value Index Fund of our reports dated December 16, 2024; Fidelity SAI International Index Fund of our report dated December 17, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the year ended October 31, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 19, 2024